UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 20, 2023

BAYCOM CORP
(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (925) 476-1800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	BCML	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⊠

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the E xchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 20, 2023, the Board of Directors of United Business Bank (the “Bank”) approved the following documents: (1) the amended and restated executive supplemental compensation agreement with George J. Guarini, its President and Chief Executive Officer (the “SERP”); and (2) Amendment No. 1 to the Bank’s joint beneficiary agreements with each of George J. Guarini, Keary Colwell, its Senior Executive Vice President, Chief Financial Officer and Corporate Secretary, and Janet King, its Senior Executive Vice President and Chief Operating Officer (the “Joint Beneficiary Agreements”). The Bank is a wholly owned subsidiary of BayCom Corp (the “Company”).

The amendment and restatement of Mr. Guarini’s SERP deletes (a) references to calendar 2023 as the “Final Service Period” so that contributions can continue to be made to the SERP beyond 2023 if the Bank meets at least the minimum annual performance goals, and (b) the non-compete provisions to comply with current California law.

Each of the current Joint Beneficiary Agreements provides for a benefit payable to the executive’s beneficiaries if the executive dies prior to a separation from service in an amount equal to the lesser of $1.5 million or 50% of the “Net Amount-at-Risk” on all policies issued on the life of the executive. The amendments to each of the Joint Beneficiary Agreements provide that if the executive dies prior to a separation from service, then the executive’s beneficiaries shall receive the amount set forth in the preceding sentence plus an amount equal to the “Accrued Liability Balance” under the Bank’s SERP with the executive.

Each of the Bank’s SERPs with the above three executives provide that the executives will receive supplemental retirement benefits for a period of 15 years, with the retirement benefits to be based upon each executive’s vested accrued liability balance. The Bank makes annual contributions to each executive’s account based on the extent to which the performance goals under the Bank’s Performance Plan are achieved each year, with a minimum contribution of 6.19% (2.75% for Ms. King and Ms. Colwell) of the executive’s base salary if the overall performance is at 75% of target with a maximum contribution of 61.36% (27.27% for Ms. King and Ms. Colwell) of the executive’s base salary if the overall performance is at 125% of target. If overall performance is at the target level, the annual contribution is equal to 45.0% (20.0% for Ms. King and Ms. Colwell) of the executive’s base salary. No annual contribution is made if the overall performance is below 75% of target. The performance goals under the Performance Plan are subject to change each year. Each executive’s account balance is credited with interest each year based on the average Citigroup Pension Liability Index for the applicable year (the “applicable interest rate”).

Mr. Guarini is currently 90% vested in his account balance, with the vesting percentage increasing by 10% in October of each year until he becomes 100% vested in 2023. Ms. King and Ms. Colwell are currently 50% vested in their account balances, with their vesting percentages increasing by 10% each year until they become 100% vested in 2027. If an executive has a separation from service for any reason other than cause or disability and prior to a change in control (as defined in the agreements), then the executive’s vested account balance shall be used to calculate an annuity payable on a monthly basis for 180 months by applying the applicable interest rate. If the executive’s employment is involuntarily terminated by the Bank other than for cause, then the executive shall be deemed 100% vested in his or her account balance. In addition, if the executive’s separation from service occurs after October 1 of any given year, his or her account balance will be credited with the contribution that would have been made for such year as if his or her separation from service had occurred on December 31 of such year. If the executive’s employment is terminated for cause, then the executive shall forfeit all rights and benefits under his or her supplemental retirement agreement.

If a change in control occurs on or before December 31, 2023 in the case of Mr. Guarini, or December 31, 2026 in the case of Ms. King and Ms. Colwell, then the executive’s account shall be credited with the projected annual contributions that would have been made through December 31, 2023 (December 31, 2026 for Ms. King and Ms. Colwell) based on the Bank’s average performance level for the three preceding years, together with earnings at the applicable interest rate through the end of 2023 (2026 for Ms. King and Ms. Colwell). In addition, each executive shall be deemed to be 100% vested in his or her account balance. Each executive’s account balance as adjusted will then be used to calculate an annuity payable on a monthly basis for 180 months by applying the applicable interest rate, with the monthly payments to commence on the first day of the fourth month following the executive’s separation from service (subject to delay until the seventh month following separation from service if the executive is a specified employee as defined under Section 409A of the Internal Revenue Code at the time of separation). If the change in control benefits, either alone or together with other payments, the executive has the right to receive, constitute excess parachute payments under Section 280G of the Internal Revenue Code, then the executive will pay the applicable excise taxes and the Bank (or its successor) will lose the corporate tax deduction on the excess parachute payments. The agreements also provide that the executives may require the Bank to establish and fund a trust in the event of a change in control to fund the change in control benefits payable to the executives.

The supplemental retirement agreements also provide for disability benefits, which are calculated in a manner similar to the change in control benefits if the disability occurs on or before December 31, 2023 (December 31, 2026 for Ms. King and Ms. Colwell). If the executive dies while still employed and prior to a change in control or becoming disabled, then all rights and benefits under his or her supplemental retirement agreement shall be forfeited, and the executive’s beneficiaries shall only be entitled to receive the death benefits payable under the Joint Beneficiary Agreements covering the executive, as amended.

The Bank has purchased life insurance policies on Mr. Guarini, Ms. King and Ms. Colwell and has entered into a Joint Beneficiary Agreement with each of the executives. Mr. Guarini’s agreement became effective January 1, 2014, and Ms. King’s and Ms. Colwell’s agreements became effective April 17, 2018. These agreements provide certain death benefits to the executive’s beneficiaries upon his or her death. Under these agreements, if the executive is employed by the Bank at the time of his or her death, the executive’s beneficiaries will be entitled to receive an amount equal to the “Accrued Liability Balance” under the Bank’s SERP with the executive plus an amount equal to the lesser of (i) $1.5 million or (ii) 50% of the amount by which the total proceeds of the policy(ies) exceed the cash value of the policy(ies). In the event the executive is not employed by the Bank for any reason other than death, then neither the executive nor the executive’s beneficiaries shall be entitled to receive any amount of the insurance proceeds. These agreements provide that the Bank owns and pays the premiums on the insurance policy(ies). The executive may request an accelerated payment of a portion of the eligible death benefit available under his or her insurance policy(ies) in the case of an unforeseeable emergency. To obtain an unforeseeable emergency withdrawal, an executive must meet the requirements of Section 409A of the Internal Revenue Code.

The foregoing descriptions of the amended and restated SERP and the amendments to the Joint Beneficiary Agreements are qualified in their entirety by reference to the full text of such amendments, which are attached to this report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.Description

10.1	Amended and Restated Executive Supplemental Compensation Agreement by and between United Business Bank and George J. Guarini, dated June 20, 2023
10.2	Amendment No. 1 to Amended and Restated Joint Beneficiary Agreement by and between United Business Bank and George J. Guarini, dated June 20, 2023
10.3	Amendment No. 1 to Joint Beneficiary Agreement by and between United Business Bank and Keary Colwell, dated June 20, 2023
10.4	Amendment No. 1 to Joint Beneficiary Agreement by and between United Business Bank and Janet King, dated June 20, 2023

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYCOM CORP

Date:	June 23, 2023	By:	/s/Keary L. Colwell
Keary L. Colwell, Director, Senior Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

5